EXHIBIT 23(a)




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of United States Surgical Corporation on Form S-3 of our report dated January 24, 1995, except for Note C, as to which the date is February 1, 1995 appearing in the Annual Report on Form 10-K of United States Surgical Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Deloitte & Touche LLP
Stamford, Connecticut

May 31, 1995